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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): November 17, 1998


                            QUARTERDECK CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                       0-19207                95-4320650
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

         13160 MINDANAO WAY
      MARINA DEL REY, CALIFORNIA                                   90292
(Address of Principal Executive Offices)                         (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 309-3700



                                     NONE
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

       On November 17, 1998, Symantec Corporation announced that it has completed its tender offer for the common stock of Quarterdeck Corporation and has accepted for payment all shares validly tendered in the offer. Over 55 million shares, representing over 60% of the fully diluted shares of Quarterdeck, were tendered (based on a preliminary count) when the offer expired at midnight EST on Monday, November 16, 1998. Symantec has agreed to acquire Quarterdeck's remaining shares of common stock through a cash merger at the tender offer price of $0.52 per share in accordance with the definitive merger agreement signed on October 15, 1998. A special meeting of Quarterdeck shareholders is expected to be held at the end of December, with the merger to follow shortly thereafter.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


Dated: November 17, 1998                      QUARTERDECK CORPORATION



                                              By:  /s/ Frank R. Greico
                                                   _____________________________
                                                   Frank R. Greico
                                                   Senior Vice President and
                                                   Chief Financial Officer